EXHIBIT 5.1
                                 LAW OFFICES OF
                            A. FREDERICK SCHAFFER JR.
                           A PROFESSIONAL CORPORATION

                      2700 North Central Avenue, Suite 1500
                             Phoenix, Arizona 85004

Of Counsel to:                                          TELEPHONE (602) 230-2880
Lerch, McDaniel & DePrima, PLC                          FACSIMILE (602) 240-6995

                                  June 11, 1999

SC&T International, Inc.
7625 East Redfield Rd., Suite 200
Scottsdale, Arizona 85230


                       RE: SC&T INTERNATIONAL, INC.
                       REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

     We have represented SC&T International, Inc., an Arizona corporation ("Company"), in connection with the preparation of a registration statement filed with the Securities and Exchange Commission on Form S-8 "Registration Statement") relating to the proposed issuance of 200,000 shares ("Shares") of the Company's common stock, par value $.01 per share ("Common Stock") upon the exercise of options issued pursuant to the Company's 1999 Stock Option Plan ("Plan") attached as an exhibit to the Registration Statement. In this connection, we have examined originals or copies identified to our satisfaction of such documents, corporate and other records, certificates, and other papers as we deemed necessary to examine for purposes of this opinion, including but not limited to the Plan, the Certificate of Incorporation of the Company, the Bylaws of the Company, and resolutions of the Board of Directors of the Company.

     We are of the opinion that the Shares will be, when issued pursuant to the Plan, legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this Opinion as an Exhibit to the Registration Statement.

                                            Very truly yours,

                                            A. F. Schaffer, P.C.


                                           /s/ A. Frederick Schaffer, Jr.
                                           -------------------------------------
                                           A. Frederick Schaffer, Jr.

AFS/rr